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                                                                   Exhibit 23(a)


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of NCL Corporation Ltd. of our report dated February 15, 2005 relating to the consolidated financial statements of NCL Corporation Ltd., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected consolidated financial information and operating data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
October 3, 2005